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                           Form of Lock-up Agreement
                                                                    Exhibit 10.1

Robertson, Stephens & Company LLC
[Other Underwriters]
As Representatives of the several Underwriters
c/o Robertson, Stephens & Company LLC
555 California Street, Suite 2600
San Francisco, CA  94104

Aware, Inc.
One Oak Park
Bedford, MA  01730

         Re:      Restriction on Stock Sales

Dear Sir or Madam:

         Aware, Inc. (the "Company") proposes to sell shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in a public offering (the "Public Offering") underwritten by Robertson, Stephens & Company LLC, [other Underwriters] (the "Representatives") and several other underwriters (the Representatives and the other underwriters are collectively referred to as the "Underwriters").

         The Underwriters have indicated that the prospect of sales of Common Stock prior to several months after the Public Offering could be detrimental to their underwriting effort. They have requested that the undersigned agree not to sell any shares of Common Stock until the expiration of a period ending 180 days after the effective date of the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company relating to the Shares.

         The undersigned recognizes that it is in the best financial interests of the undersigned, as a holder of stock, options, warrants or other securities of the Company, that the Company complete the proposed Public Offering.

         The undersigned further recognizes that the undersigned's Common Stock is, or may be, subject to certain restrictions on its transferability, including those imposed by the federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the undersigned's Common Stock, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

         The undersigned, therefore, hereby acknowledges and agrees that the undersigned will not, directly or indirectly, without the prior written consent of Robertson, Stephens & Company LLC, sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose (collectively, a "Disposition") of any shares of Common Stock or any securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock held by the undersigned, acquired by the undersigned after the date hereof or which may be deemed to be beneficially owned by the undersigned pursuant to the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Lock-Up Shares"), for a period of 180 days from the effective date of the Registration Statement (the "Lock-Up Period"). The foregoing restriction is expressly agreed to preclude, among other Dispositions, the holder of Lock-Up Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited
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hedging or other transactions would include, without limitation, any short sale
(whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

         Notwithstanding the foregoing, the undersigned may transfer any or all of the Lock-Up Shares (i) as a bona fide gift or gifts or (ii) as a distribution to limited partners or shareholders of such person; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lock-Up Shares subject to the provisions of this letter agreement. The transferor shall notify Robertson, Stephens & Company LLC in writing prior to the transfer and there shall be no further transfer of such Lock-Up Shares except in accordance with this letter agreement. Moreover, notwithstanding any other provision of this letter agreement, the undersigned may exercise any option to purchase shares of Common Stock, provided, however, that any shares so acquired shall constitute Lock-Up Shares for the purposes of this letter agreement.

         It is understood that, if the Underwriting Agreement between the Representatives and the Company (the "Underwriting Agreement") does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the obligations under this letter agreement shall terminate automatically.

         The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Lock-Up Shares.

         The undersigned recognizes that you are relying on the representations and agreements of the undersigned contained herein in entering into underwriting arrangements with respect to the Offering contemplated by the Registration Statement.

         Executed as an instrument under seal this _____ day of ___________, 1996.

                                      Very truly yours,

                                      [name of stockholder]

                                      By:
                                            Signature

                                                       (print name of signatory)

                                      (title, if signing on behalf of an entity)

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                         SCHEDULE OF LOCK-UP AGREEMENTS

                               NAME OF STOCKHOLDER
- ----------------------------------------------------------------------------------
Daniel Asher
Bayview Investors Ltd.
James C Bender
Delb Investment & Leasing Associates
Francis V Cook
James Delaney III Trust
Catherine S. Dawson
Charles Dickson
Genesis Fund Ltd
Grove Investment Partners
M Blair Hull
Kathy N Hull, Trustee,
  Katherine N Hull Trust
David C Hunter
John Kerr
John Lawless
Lorry Lichtenstein
Richard A Mayer
Richard J Naegele
Robert J Nowlin
Irvin R Kessler Trust
  fbo Brett Kessler

    NAME OF DIRECTOR, STOCKHOLDER
- -----------------------------------------------------------
Irvin R Kessler Trust
  fbo Bari Kessler
Irvin R Kessler Trust
  fbo Ben Kessler
Edmund C Reiter
Howard L Resnikoff
William N Sick, Jr
John S Stafford, Jr
Charles K Stewart
Charles K Stewart, Trustee
  Dawson Family Trust
H Dawson and S Stewart, Co-Trustees
  Stewart Children's Trust
Michael A Tzannes
W B Tech Partners
Wilblairco
John Stafford III
James Stafford
Richard Moberg
Robert Stafford
  Trustee, James Stafford Trust
Robert Stafford
  Trustee, John Stafford III Trust
TTC Trust, Charles Dickson, Trustee
Business Resources International